Exhibit for Kensington
to the
Management Portfolio Series Fund Servicing Agreement

Name of Mutual Fund Series and Fees

Kensington Managed Income Fund
Kensington Dynamic Growth Fund
Kensington Active Advantage Fund
Kensington Defender Fund

Administration, Fund Accounting & Portfolio Compliance Services Fee Schedule

Annual Fee Based on Average Net Assets per Fund Complex* (Assumes 2 Funds $950 million in AUM)

[ ] basis points on the first $[ ] billion
[ ] basis points on the next $[ ] million
[ ] basis points on the next $[ ] billion
[ ] basis points on the balance above $[ ] billion
Minimum Annual Fee: $[ ] per fund for the first two funds, additional funds subject to a $[ ] per month minimum for the first six months then $[ ] per month minimum starting in month 7
Includes up to 3 classes of shares, additional fee of $[ ] for each additional class above the first 3

Services Included in Annual Fee Per Fund
On-line access to portfolio management and compliance information.
Daily Performance Reporting – Daily pre- and post-tax fund and/or sub-adviser performance reporting.
U.S. Bank Regulatory Administration (e.g., annual registration statement update)
Core Tax Services – See Additional Services Fee Schedule
Blue Sky – excluding State/Federal fees
All schedules subject to change depending upon use of unique security types requiring special pricing or accounting arrangements.

Data Services
Pricing Services
$[ ] – Domestic Equities, Options, ADRs, Foreign Equities, Futures, Forwards, Currency Rates, Total Return Swaps
$[ ] – Domestic Corporates, Domestic Convertibles, Domestic Governments and Agency, Mortgage Backed, and Municipal Bonds
$[ ] – CMOs, Money Market Instruments, Foreign Corporates, Foreign Convertibles, Foreign Governments, Foreign Agencies, Asset Backed, and High Yield Bonds
$[ ] – Interest Rate Swaps, Foreign Currency Swaps
$[ ] – Bank Loans
$[ ] – Swaptions, Intraday money market funds pricing, up to 3 times per day

$[ ] – Credit Default Swaps
$[ ] per Month Manual Security Pricing (>25per day)
Note: Prices above are based on using U.S. Bank primary pricing service which may vary by security type and are subject to change. Use of alternative and/or additional sources may result in additional fees. Pricing vendors may designate certain securities as hard to value or as a non-standard security type, such as CLOs and CDOs, which may result in additional fees.

Corporate Action Services
$[ ] per Foreign Equity Security per Month
$[ ] per Domestic Equity Security per Month
$[ ] per CMOs, Asset Backed, Mortgage Backed Security per Month
Third Party Administrative Data Charges (descriptive data for each security)
$[ ] per security per month for fund administrative data
SEC Modernization Requirements
Form N-PORT – $[ ] per year, per Fund
Form N-CEN – $[ ] per year, per Fund

Miscellaneous Expenses
All other miscellaneous fees and expenses, including but not limited to the following, will be separately billed as incurred:
Fair Value Services, SWIFT processing, customized reporting, third-party data provider costs (including Bloomberg, S&P, Moody’s, Morningstar GICS, MSCI, Lipper, etc.), postage, stationery, programming, special reports, proxies, insurance, EDGAR/iXBRL filing, retention of records, federal and state regulatory filing fees, liquidity classification fees, third party auditing and legal expenses, tax e-filing, PFIC monitoring, conversion expenses (if necessary)

Additional Services
Additional services not included above shall be mutually agreed upon at the time of the service being added. Additional regulatory administration (e.g., subsequent new fund launch), daily compliance testing, Section 18 compliance testing, Section 15(c) reporting, equity & fixed income attribution reporting, and additional services mutually agreed upon.
In addition to the fees described above, additional fees may be charged to the extent that changes to applicable laws, rules or regulations require additional work or expenses related to services provided (e.g., compliance with new liquidity risk management and reporting requirements).
* Subject to annual CPI increase – All Urban Consumers – U.S. City Average” index, provided that the CPI adjustment will not decrease the base fees (even if the cumulative CPI rate at any point in time is negative).
Fees are calculated pro rata and billed monthly.

CCO Officer Fees:
$[ ] annually for the first two funds, $[ ] per additional above the first two.

Additional Services – Legal Fees
Legal fees associated with drafting the N-14 and prospectus for two funds; $[ ] (to be waived), includes external Trust counsels review fees. Additional costs for proxy solicitation and EDGAR filings will apply.
Legal fees for drafting the prospectus and SAI for new funds (above the first 3) $[ ] per fund.

Fund Administration & Portfolio Compliance Additional Services Fee Schedule

Daily Compliance Reporting Services- Charles River (if required)
Base fee – $[ ] per fund per year
Setup – $[ ] per fund group
Section 18 Compliance Testing
$[ ] set up fee per fund complex
$[ ] per fund per month
Section 15(c) Reporting
$[ ] per fund
Expense reporting package: 2 peer comparison reports (adviser fee) and (net expense ratio w classes on one report) OR Full 15(c) report
1.Performance reporting package: Peer Comparison Report
Additional 15(c) reporting is subject to additional charges
Standard data source – Morningstar; additional charges will apply for other data services
Equity & Fixed Income Attribution Reporting
Fees are dependent upon portfolio makeup, services required, and benchmark requirements
Core Tax Services
M-1 book-to-tax adjustments at fiscal and excise year-end, prepare tax footnotes in conjunction with fiscal year-end audit, Prepare Form 1120-RIC federal income tax return and relevant schedules, Prepare Form 8613 and relevant schedules, Prepare Form 1099-MISC Forms, Prepare Annual TDF FBAR (Foreign Bank Account Reporting) filing, Prepare state returns (Limited to two) and Capital Gain Dividend Estimates (Limited to two).
Optional Tax Services
Prepare book-to-tax adjustments & Form 5471 for Controlled Foreign Corporations (CFCs) – $[ ] per year
Additional Capital Gain Dividend Estimates – (First two included in core services) – $[ ] per additional estimate
State tax returns - (First two included in core services) – $[ ] per additional return

Transfer Agent, Shareholder & Account Services Fee Schedule
Annual Service Charges to the Fund*
•Base Fee per CUSIP $[ ] for the first CUSIP in each Fund
$[ ] each additional class
•Direct Open Accounts $[ ] per open account
•Closed (zero balance) Accounts $[ ] per closed account

Annual Basis Point Fee per Fund Complex
[ ] basis points
Services Included in Annual Basis Point Fee
•Telephone Calls
•Voice Response Calls
•Manual Shareholder Transaction & Correspondence
•Omnibus Account Transaction
•Daily Valuation/Manual 401k Trade
•NSCC System Interface
•Short-Term Trader Reporting – Software application used to track and/or assess transaction fees that are determined to be short-term trades.
•Excessive Trader – Software application that monitors the number of trades (exchanges, redemptions) that meet fund family criteria for excessive trading and automatically prevents trades in excess of the fund family parameters.
•12b-1 Aging – Aging shareholder account share lots in order to monitor and begin assessing 12b-1 fees after a certain share lot age.

Miscellaneous Expenses
All other miscellaneous fees and expenses, including but not limited to the following, will be separately billed as incurred:
Telephone toll-free lines, mailing, sorting and postage, stationery, envelopes, service/data conversion, AML verification services, special reports, record retention, lost shareholder search, disaster recovery charges, ACH fees, Fed wire charges, NSCC activity charges, DST charges, shareholder/dealer print out (daily confirms, investor statements, tax, check printing and writing and commissions), voice response (VRU) maintenance and development, data communication and implementation charges, specialized programming, omnibus conversions, travel, excess history, FATCA and other compliance mailings, electronic document archiving.

Additional Services (Not needed unless you have direct shareholders)
Additional services not included above shall be mutually agreed upon at the time of the service being added. Digital Investor shareholder e-commerce, FAN Mail electronic data delivery, Vision intermediary e-commerce, client Web data access, recordkeeping application access, programming charges, outbound calling & marketing campaigns, training, cost basis reporting, investor email services, dealer reclaim services, literature fulfillment, money market fund service organizations, charges paid by investors, physical certificate processing, CUSIP setup, CTI reporting, sales reporting & Rule 22c-2 reporting (MARS), electronic statements (Informa), EConnect Delivery, Shareholder Call review analysis, statement support, Mutual Fund Profile II services, dealer/fund merger events, NAV reprocessing, voluntary state withholdings and additional services mutually agreed upon.
In addition to the fees described above, additional fees may be charged to the extent that changes to applicable laws, rules or regulations require additional work or expenses related to services provided (e.g., compliance with new liquidity risk management and reporting requirements).
Fees are calculated pro rata and billed monthly.

The monthly fee for an open account shall be charged in the month during which an account is opened through the month in which such account is closed. The monthly fee for a closed account shall be charged in the month following the month during which such account is closed.

Adviser’s signature below is solely in acknowledgment of the above fee schedules.

Kensington Asset Management, LLC

By: /s/ William Bower
Name: William Bower
Title: Executive Director
Date: 05/22/2023